Exhibit 10.1

PROMISSORY NOTE

U.S. $275,000.00	Dated as of: August 29, 2017

FOR VALUE RECEIVED, TOT Group, Inc., a Delaware corporation, having its principal office at 3363 NE 163rd Street, Suite 705, North Miami Beach, FL 33160 ("Maker"), unconditionally promises to pay to MBF Merchant Capital, LLC (together with its successors and assigns, "Payee"), having a place of business at 16w281 83rd Street, Suite B, Burr Ridge, IL 60527 or at such other place as the holder of this Promissory Note ("Note") may hereafter direct in writing, the principal sum of Two Hundred Seventy-five Thousand and 00/100 Dollars ($275,000.00).

From and after the date of this Note until the earlier of (a) June 28, 2018 or (b) that date on which Maker has repaid all amounts owing hereunder (“Maturity Date”), the principal balance of this Note outstanding from time to time shall bear interest at the rate of Thirteen and Ninety-five One Hundredths percent (13.95%) per annum and thereafter at the lesser of (i) the highest rate permitted by applicable law or (ii) One hundred and 00/100 Dollars ($100.00) per day until paid in full (together with all costs of collection including reasonable attorney fees and expenses). Subject to no event of default, payments on the Note shall be made by Maker as follows: From the date of this Note to and until the Maturity Date, Maker shall make ten (10) equal payments of principal and interest in the amount of Twenty-nine Thousand Two Hundred Eighty-eight and 76/100 Dollars ($29,288.76). Payments due hereunder shall commence and be due and payable on or before September 28, 2017, and continue thereafter on a monthly basis for the succeeding nine (9) months. Any monies received other than on the date a payment first becomes due shall, if received prior thereto, be applied on the date the next payment falls due.

Maker authorizes Payee to automatically deduct all payments due hereunder from amounts received by Payee on behalf of Maker, or any subsidiaries or affiliates of Maker, from any and all persons and companies.

In addition to all other amounts due under this Note, Maker agrees to pay a finance fee to Payee in the amount of Sixteen Thousand Five Hundred and 00/100 dollars ($16,500.00) (“Finance Fee”). Five Thousand Five Hundred and 00/100 dollars ($5,500.00) shall be due at the time of funding and the remainder shall be paid by Payee along with the final payment due hereunder or, if the Note is prepaid, at the time of prepayment.

In the event any of the payments required to be made under this Note are not received by or on behalf of Payee in full within ten (10) days after the due date thereof, and the same subsequently is received and accepted by or on behalf of Payee, Maker shall pay on demand a late charge in the amount of five percent (5%) of the amount of the delinquent payment.

In the event that a payment required hereunder is not received by or on behalf of Payee within ten (10) days after the due date thereof, Maker shall be in default hereunder and the entire unpaid balance of principal and interest of this Note shall become due and payable immediately, without notice or demand, at the election of the Payee, provided that the Payee shall endeavor (but is not required) to provide notice to Maker of any such acceleration. Maker waives demand, presentment for payment, protest, notice of protest and notice of nonpayment or dishonor of this Note. Maker shall have the right to prepay this note at any time upon providing prior written notice to the Payee and paying all amounts due under the Note as of the date of prepayment including, but not limited to the Finance Fee.

All amounts payable under this Note shall be payable with all collection costs and attorneys' fees. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. TO THE FULLEST EXTENT PERMITTED BY LAW, DEBTOR, AFTER CONSULTING WITH COUNSEL OR HAVING HAD THE OPPORTUNITY TO DO SO, HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH THIS NOTE.

TOT Group, Inc.

By: /s/ Oleg Firer

Printed: Oleg Firer

Title: President